Exhibit 99.2

SUPPORT  AGREEMENT  This  SUPPORT  AGREEMENT  (this  "Agreement")  is  entered  into  as  of  March 26, 2018,  by  and  among  (a)  WME  Entertainment  Parent,  LLC,  a  Delaware  limited  liability company  ("Parent"),  and  (b)  each  Person  set  forth  on  Exhibit  A  attached  hereto (each  such Person,  a  "Stockholder",  and,  collectively,  the  "Stockholders").  Defined  terms  used  but  not defined  herein  shall  have  the  meanings  set  forth  in  the  Agreement  and  Plan  of  Merger  (the "Merger  Agreement"),  dated  as  of  the  date  hereof,  by  and  among  Parent,  NeuLion,  Inc.,  a Delaware  corporation  (the  "Company"),  and  Lion  Merger  Sub,  Inc.,  a  Delaware  corporation,  a Delaware  corporation  and  wholly  owned  direct  or  indirect  Subsidiary  of  Parent  ("Merger  Sub"), as  the  Merger  Agreement  is  in  effect  on  the  date  hereof.  WHEREAS,  as  of  the  date  hereof,  each  Stockholder  "beneficially  owns"  (as  such term  is  defined  in  Rule  13d-3  promulgated  under  the  Exchange  Act)  (including  power  to  dispose of  (or  to  direct  the  disposition  of)  and  has  the  power  to  vote  (or  to  direct  the  voting  of))  the number  of  shares  of  common  stock,  par  value  $0.01  per  share  (the  "Shares"),  of  the  Company  set forth  opposite  the  name  of  such  Stockholder  on  Schedule  I  hereto;  WHEREAS,  concurrently  herewith,  Parent,  Merger  Sub  and  the  Company  are entering  into  the  Merger  Agreement,  pursuant  to  which,  among  other  things,  the  parties  have agreed  to  consummate  the  Merger,  subject  to  the  terms  and  conditions  set  forth  therein;  WHEREAS,  the  Company  Board  has  unanimously  (i)  approved  and  declared advisable  the  Merger  Agreement, (ii)  approved  the  Merger  on  the  terms  and  subject  to  the conditions  set  forth  in  the  Merger  Agreement  and  (iii)  recommended  that  the  stockholders  of  the Company  vote  in  favor  of  the  adoption  of  the  Merger  Agreement;  and  WHEREAS,  concurrently  herewith,  each  of  the  Stockholders,  and  each  other stockholder  of  the  Company  executing  a  support  agreement  on  the  date  hereof,  has  executed  and delivered  to  Parent  and  the  Company  the  Stockholder  Written  Consent  pursuant  to  which  such Stockholders  have  irrevocably  approved  and  adopted  the  Merger  Agreement  in  accordance  with Sections 228(c)  and  251(c)  of  the  DGCL,  effective  upon  the  execution  and  delivery  of  the Merger  Agreement.  NOW,  THEREFORE,  in  consideration  of  the  foregoing  and  the  mutual promises,  representations,  warranties,  covenants  and  agreements  contained  herein,  the  parties hereto,  intending  to  be  legally  bound,  hereby  agree  as  follows:   ARTICLE  I   DEFINITIONS   Section  1.1 Other  Definitions.  For  purposes  of  this  Agreement: (a)  "Constructive  Disposition"  means,  with  respect  to  any  Subject  Shares,  a  short  sale  with  respect  to  such  security,  entering   into  or  acquiring  a  derivative  contract with  respect  to  such  security,  entering  into  or  acquiring  a  futures  or  forward  contract  to  deliver such  security  or  entering  into  any  other  hedging  or  other  derivative,  swap,  "put-call,"  margin,  securities  lending  or  other  transaction  that  has  or  reasonably  would  be  expected  to  have  the  effect of  changing,  limiting,  arbitraging  or  reallocating  the  economic  benefits  and  risks  of  ownership  of such  security.  (b)  "Subject  Shares"  means,  with  respect  to  any  Stockholder,  the  Shares  set  forth  next  to  the  name  of  such  Stockholder  on  Schedule  T  hereto,  together  with  any other  Shares  that  are  directly  or  indirectly  acquired  by  such  Stockholder  prior  to  the  termination of  this  Agreement  in  accordance  with  the  terms  hereof.   ARTICLE  II   VOTING  AGREEMENT   Section  2.1 Agreement  to  Vote  the  Subject  Shares.  (a)  From  and  after  the  date  hereof  until  the  termination  of  this  Agreement  in  accordance  with  Section  5.1  hereof,  at  any  meeting  of  the  Company's  stockholders (or  any  adjournment  or  postponement  thereof),  however  called,  and,  except  for  clause  (i)  below, in  connection  with  any  action  proposed  to  be  taken  by  written  consent  of  the  stockholders  of  the Company,  each  Stockholder  agrees  to  take  the  following  actions  (or  to  cause  the  applicable holder  of  record  of  its  Subject  Shares  to  take  the  following  actions):   (1)       to  appear  and  be  present  (in  accordance  with  the  Company  Bylaws)  at  such  meeting  of  the  Company's  stockholders;   (ii)      to  affirmatively  vote  and  cause  to  be  voted  all  of  its  Subject  Shares  in  favor  of  ("for"),  or,  if  action   is  to  be  taken  by  written  consent  in  lieu  of  a  meeting  of the  Company's  stockholders,  deliver  to  the  Company  a  duly  executed  affirmative  written  consent in  favor  of  ("for"),  the  adoption  of  the  Merger  Agreement  and  the  approval  of  all  of  the transactions  contemplated  by  the  Merger  Agreement,  including  the  Merger,  to  the  extent  that such  matters  are  submitted  for  a  vote  at  any  such  meeting  or  are  the  subject  of  any  such  written consent;  and  (iii)  to  vote  and  cause  to  be  voted  all  of  its  Subject  Shares  against,  and  not  provide  any  written  consent  with  respect  to  or  for,  the  adoption  or  approval  of  (1)  any  Acquisition  Proposal  (and  the  transactions  contemplated  thereby),  (2)  any  action, transaction  or  agreement  to  be  taken,  consummated  or  entered  into  by  the  Company  that,  if  so taken,  consummated  or  entered  into  by  the  Company  would,  or  would  reasonably  be  expected  to, result  in (x)  a  breach  by  the  Company  of  any  covenant,  representation,  warranty  or  other obligations  of  the  Company  set  forth  in  the  Merger  Agreement  or  (y)  the  failure  of  any  of  the conditions  to  the  obligations  of  Parent  or  Merger  Sub  to  consummate  the  Merger  and  the  other transactions  contemplated  by  the  Merger  Agreement  set  forth  in  Sections  6.01  and  6.02  of  the Merger  Agreement,  and (3)  any  agreement (including,  without  limitation,  any  amendment, waiver,  release  from,  or  non-enforcement  of  any  agreement),  any  amendment,  supplement, modification  or  restatement  of  the  Company  Charter  or  the  Company  Bylaws,  or  any  other  action (or  failure  to  act),  to  the  extent  such  agreement,  amendment,  supplement,  modification  or     2 restatement  or  other  action  or  failure  to  act  is  intended  or  would  reasonably  be  expected  to prevent,  interfere  with,  impair  or  delay  the  consummation  of  the  Merger  or  the  Transactions.   (b)  Each  Stockholder  agrees  not  to  enter  into  any  agreement  or  commitment  with  any  Person  the  effect  of  which  would  violate,  or  prevent,  impair  or  delay  such Stockholder  from  performing  such   Stockholder's  obligations   under,   the  provisions  and agreements  set  forth  in  this  Article  II.  ARTICLE  III  STANDSTILL  AND  NON-SOLICITATION Section  3.1 Standstill  in  Respect  of  Subject  Shares.  Each  Stockholder  hereby  agrees  that,  from  and  after  the  date  hereof  until  the termination  of  this  Agreement  in  accordance  with  Section  5.1  hereof,  such  Stockholder  shall  not, directly  or  indirectly,  except  as (i)  specifically  requested  or  approved  by  Parent  in  writing  or  (ii)  expressly  contemplated  by  this  Agreement:  (a)  sell,  transfer (including  by  operation  of  Law),  exchange,  gift,  tender,  pledge,  encumber,  assign  or  otherwise  dispose  of  (including,  without  limitation,  any Constructive  Disposition)  (collectively,  a  "Transfer"),  or  enter  into  any  contract,  option  or  other agreement  with  respect  to  a  Transfer  of,  any  or  all  of  such  Stockholder's  Subject  Shares  (or  any right,  title  or  interest  thereto  or  therein);   (b)  deposit  any  of  such  Stockholder's  Subject  Shares  into  a  voting  trust  or  grant  any  proxies  or  enter  into  a  voting  agreement,  power  of  attorney  or  voting  trust  with respect  to  any  of  such  Stockholder's  Subject  Shares;  (c)  acquire,  offer  to  acquire,  or  agree  to  acquire,  directly  or  indirectly,  by  purchase  or  otherwise,  any  material  assets  of  the  Company  or  any  of  its  subsidiaries;   (d)  make,  or  in  any  way  participate  in,  directly  or  indirectly,  any  "solicitation"  of  "proxies"  (as  such  teinis  are  used  in  the  rules  of  the  Securities  and  Exchange Commission)  to  vote  any  voting  securities  of  the  Company  to (i)  not  adopt  the  Merger Agreement  or  (ii)  approve  any  other  matter  that  if  approved  would  reasonably  be  expected  to prevent,  interfere  with,  impair  or  delay  the  consummation  of  the  Merger;   (e)  make  any  public  announcement  with  respect  to,  or  submit  a  proposal  for,  or  offer  for  (with  or  without  conditions),  any  extraordinary  transaction  involving the  Company  or  its  subsidiaries  or  its  and  its  subsidiaries'  securities  or  material  assets,  except  as required  by  Law;   (f)  form,  join  or  in  any  way  participate  in  a  "group"  (as  defined  in  Section  13(d)(3)  under  the  Exchange  Act)  in  connection  with  any  of  the  actions  expressly described  in  any  of  clauses  (a)-(e)  of  this  Section  3.1;  or      3  (g) agree  (whether  or  not  in  writing)  to  take  any  of  the  actions  referred to  in  this  Section  3.1.   Any  action  taken  in  violation  of  the  foregoing  shall  be  mill  and  void  ab  initio.  Section  3.2  Additional  Subject  Shares.  Until  the  termination  of  this  Agreement in  accordance  with  Section  5.1  hereof,  each  Stockholder  shall  promptly  notify  Parent  of  the number  of  Shares,  if  any,  as  to  which  such  Stockholder  acquires  record  or  beneficial  ownership after  the  date  hereof.   Any  Shares  as  to  which  such  Stockholder  acquires  record  or  beneficial ownership  after  the  date  hereof  and  prior  to  termination  of  this  Agreement  shall  be  Subject Shares,  as  applicable,  for  purposes  of  this  Agreement.    In  the  event  of  a  stock  split,  stock dividend,  or  any  change  in  the  Shares  by  reason  of  any  stock  split,  reverse  stock  split, recapitalization,  combination,  reclassification,  reincorporation,  exchange  of  shares  or  interests  or similar  occurrence,  the  term  "Subject  Shares"  shall  be  deemed  to  refer  to  and  include  any  Shares or  other  shares  of  capital  stock  which  are  received  by  a  Stockholder  in  any  such  transaction.   Section  3.3 Acquisition  Proposals. (a)  From  the  date  hereof  until  the  termination  of  this  Agreement  in  accordance  with  Section  5.1  hereof,  each  Stockholder  (i)  shall  terminate  all  soliciting  activities, discussions,  negotiations,  agreements  or  arrangements  by  or  on  behalf  of  such  Stockholder  with any  Person  (other  than  the  Company,  Parent,  Merger  Sub  or  their  respective  Representatives) regarding  any  proposal,  expression  of  interest,  request  for  information,  or  other  communication that  constitutes,  or  would  reasonably  be  expected  to  lead  to,  an  Acquisition  Proposal,  (ii)  shall not,  and  shall  cause  its  Representatives  not  to,  directly  or  indirectly,  (A)  conduct  or  engage  in, enter  into,  continue  or  otherwise  participate  in  any  discussions  or  negotiations  with,  or  furnish any  information  or  data  to,  any  Person  that  is  seeking  to  make,  has  made  or,  to  the  knowledge  of such  Stockholder,  is  considering  making  an  Acquisition   Proposal  or  otherwise  take  such  actions in  connection  with  or  for  the  purpose  of  encouraging  or  facilitating  an  Acquisition  Proposal,  (B)  solicit,  initiate,  knowingly  facilitate  or  knowingly  encourage  (including  by  way  of  furnishing non-public  information  or  responding  to  any  communication)  any  inquiries  regarding,  or  the making,  announcement  or  submission  of  any  proposal  or  offer  that  constitutes,  or  would reasonably  be  expected  to  lead  to,  an  Acquisition  Proposal, (C)  enter  into  any  agreement (whether  binding,  non-binding,  conditional  or  otherwise)  with  respect  to  an  Acquisition Proposal,  or  approve,  endorse  or  recommend  any  Acquisition  Proposal  or (D)  knowingly cooperate  with,  assist,  or  participate  in  any  effort  by,  any  Person  (or  any  Representative  of  a Person)  that  has  made,  is  seeking  to  make,  has  informed  the  Company  or  such  Stockholder  of any  intention  to  make,  or  has  publicly  announced  an  intention  to  make,  any  proposal  that constitutes,  or  would  reasonably  be  expected  to  lead  to,  any  Acquisition  Proposal, (iii)  shall immediately  notify  Parent  or  its  Representatives  in  writing  of  such  Stockholder's  receipt  of  any Acquisition   Proposal  or  any  request  for  discussions  or  negotiations  with  respect  to  any Acquisition  Proposal,  and  provide  Parent  with  copies  of  all  documents  and  other  written communications  received  by  such  Stockholder  setting  forth  the  terms  and  conditions  of  such Acquisition  Proposal,  and  (iv)  shall  keep  Parent  informed  on  a  reasonably  prompt  and  current basis  (in  any  event  within  twenty-four  (24)  hours)  of  the  status  of  any  such  Acquisition  Proposal received  by  such  Stockholder  (including  the  content  and  status  of  all  material  discussions  and communications  in  respect  thereof  and  any  change  or  proposed  change  to  the  terms  thereof).    4

(b)  For  the  avoidance  of  doubt,  nothing  in  this  Section  3.3  shall  affect  in  any  way  the  obligations  of  any  Person  (including  the  Company)  under  the  Merger  Agreement.   ARTICLE  IV  REPRESENTATIONS  AND  WARRANTIES  OF  THE  STOCKHOLDERS   Each  Stockholder  hereby  represents  and  warrants  to  Parent  as  follows:  Section  4.1  Authority;  Binding  Nature.    Such  Stockholder  has  all  requisite power  and  authority  to  execute  and  deliver  this  Agreement,  to  perfoun  its  obligations  hereunder and  to   consummate  the  transactions  contemplated  hereby  to   be  consummated  by  such Stockholder.    The  execution  and  delivery  of  this  Agreement  by  such  Stockholder,  the performance  of  such  Stockholder's  obligations  hereunder  and  the  consummation  by  such Stockholder  of  the  transactions  contemplated  hereby  to  be  consummated  by  such  Stockholder have  been  duly  and  validly  authorized  by  all,  necessary  action  on  the  part  of  such  Stockholder. This  Agreement  has  been  duly  and  validly  executed  and  delivered  by  such  Stockholder  and (assuming  due  authorization,  execution  and  delivery  by  Parent)  constitutes  a  valid  and  binding obligation  of  such  Stockholder,  enforceable  against  such  Stockholder  in  accordance  with  its teinis (except  insofar  as  such  enforceability  may  be  limited  by  bankruptcy,  insolvency, reorganization,  moratorium  or  other  Laws  of  general  applicability  relating  to  or  affecting creditors'  rights,  or  by  principles  governing  the  availability  of  equitable  remedies,  whether considered  in  a  Proceeding  at  law  or  in  equity).  Section  4.2  Ownership  of  Shares.   As  of  the  date  hereof,  such  Stockholder beneficially  owns  the  number  of  Shares  set  forth  opposite  the  name  of  such  Stockholder  on Schedule  I  hereto  free  and  clear  of  any  proxy,  voting  restriction,  adverse  claim  or  other  Lien (except  for  transfer  restrictions  of  general  applicability   as  may  be  provided  under  the  Securities Act  and  state  securities  laws).   Such  Stockholder  has  the  sole  power  to  vote  (or  cause  to  be voted)  the  Subject  Shares,  the  sole  power  to  dispose  of  the  Subject  Shares  and  good  and  valid title  to  the  Subject  Shares.  As  of  the  date  hereof,  such  Stockholder  does  not  own,  beneficially  or of  record,  any  Equity  Interests  (other  than  Company  Stock  Options  and  Company  Restricted Stock  Units  held  by  each  Stockholder  that  is  an  employee  or  director  of  the  Company,  as applicable),  of  the  Company  other  than  the  Shares  set  forth  opposite  the  name  of  such Stockholder  on  Schedule  I  hereto  and  as  disclosed  in  the  filings  made  by,  or  on  behalf  of,  such Stockholder  with  the  SEC  pursuant  to  Section  13(g)  of  the  Exchange  Act  or  Section  16(a)  of  the Exchange  Act.  Section  4.3  No  Conflicts.  The  execution  and  delivery  by  the  Company  of  this Agreement  by   such  Stockholder  do  not,  and  the  performance  of  such  Stockholder's  obligations hereunder  and  compliance  with  the  terms  hereof  will  not,  conflict  with,  require  any  payment  or consent  under  or  result  in  any  violation  of,  or  default  (with  or  without  notice  or  lapse  of  time,   or both)  under  or  give  rise  to  a  right  of  termination,  cancelation  or  acceleration  of  any  obligation   or loss  of  a  material  benefit  under,  or  result  in  the  creation  of  any  Lien  upon  any  of  the  properties  or assets  of  such  Stockholder  under,  any  provision  of  (i)  the  organizational  documents  of  such Stockholder, (ii)  any  Contract  which  such  Stockholder  is  a  party  or  by  which  any  of  their     5  respective  properties  or  assets  is  bound  or  (iii)  any  Law  or  Order  applicable  to  such  Stockholder or  its  respective  properties  or  assets.  Section  4.4    Absence  of  Litigation.    As  of  the   date  hereof,  there  is  no Proceeding  pending  or,  to  such  Stockholder's  knowledge,  threatened  against  or  involving  or affecting,  such  Stockholder  or  its  Shares  that,  if  adversely  determined   (in  accordance  with  the claimant's  demands,  if  applicable),  would  reasonably  be  expected  to  prevent,  interfere  with, impair  or  delay  the  ability  of  such  Stockholder  to  timely  perform  fully  its  obligations  hereunder or  to  consummate  on  a  timely  basis  the  transactions  contemplated  hereby  to  be  consummated  by such  Stockholder  on  the  terms  and,  and  subject  to  the  conditions  of,  this  Agreement.  Section  4.5  Brokers.  No  broker,  investment  banker,  financial  advisor  or  other Person  is  entitled  to  any  broker's,  finder's,  financial  advisor's  or  other  similar  fee  or  commission that  is  payable  by  the  Company,  Parent  or  any  of  their  respective  Subsidiaries  in  connection  with the  transactions  contemplated  by  the  Merger  Agreement  based  upon  arrangements  made  by  or  on behalf  of  such  Stockholder  (excluding,  for  the  avoidance  of  doubt,  any  such  broker,  investment banker,  financial  advisor  or  other  Person  retained  or  engaged  by  the  Company).  Section  4.6  Reliance  by  Parent.   Such  Stockholder  has  had  the  opportunity  to review  this  Agreement  and  the  Merger  Agreement  with  counsel  and  other  professional  advisors of  its  own  choosing.   Such  Stockholder  understands  and  acknowledges  that  Parent  is  entering into  the  Merger  Agreement  in  reliance  upon  such  Stockholder's  execution,  delivery  and performance  of  this  Agreement.    Such  Stockholder  understands  and  acknowledges  that  the Merger  Agreement  governs  the  terms  of  the  Merger  and  the  other  transactions  contemplated thereby.  Section  4.7    Knowledge.  As  of  the  date  hereof,  such  Stockholder  is  not  aware of  any  breach  or  inaccuracy  in  any  of  the  representations  or  warranties  of  the  Company contained  in  the  Merger  Agreement  (as  modified  by  the  Company  Disclosure  Letter).   ARTICLE  V   TERMINATION   Section  5.1 Termination.  (a)  Subject  to  Section  5.1(b),  this  Agreement  shall  teintinate,  without  further  action  by  any  of  the  parties  hereto,  immediately  upon  the  earliest  to  occur  of: (i)  the termination  of  this  Agreement  by  mutual  written  consent  of  Parent  and  each  of  the  Stockholders,  (ii)  the  termination  of  the  Merger  Agreement  in  accordance  with  its  terms,  and (iii)  the consummation  of  the  Merger.  Subject  to  Section  5.1(b),  upon  termination  of  this  Agreement  in accordance  with  this  Section  5.1(a),  (x)  this  Agreement  shall  be  deemed  null  and  void  and  shall have  no  further  force  or  effect,  (y)  other  than  a  termination  in  accordance  with  clause  (iii)  of  this Section  5.1(a),  the  Stockholder  Written  Consent  and  any  other  consent  executed  pursuant  hereto shall  be  deemed  null  and  void  and  shall  have  no  further  force  or  effect  and  (z)  there  shall  be  no liability  or  obligation  hereunder  on  the  part  of  Parent  or  any  of  the  Stockholders  or  any  of  their respective  Affiliates,  or  any  of  their  or  their  respective  Affiliates'  managers,  directors,    6  stockholders,  members,  partners,  officers,  employees,  agents,  consultants,  accountants,  attorneys, investment  bankers,  financial  advisors,  representatives,  successors  or  assigns.   (b)  Notwithstanding  Section  5.1(a),  termination  of  this  Agreement  shall  not  prevent  any  party  hereunder  from  seeking  any  remedies  (at  Law  or  in  equity)  against any  other  party  hereto  for  such  party's  willful  and  material  breach  of  any  of  the  terms  of  this Agreement  prior  to  such  termination.    The  provisions  of  this  Article  V  and  Article  VI  hereof shall  survive  the   termination  of  this  Agreement.  Unless  this  Agreement  has  been  terminated  in accordance  with  Section  5.1(a),  notwithstanding  anything  herein  to  the  contrary,  the  obligations of  the  Stockholders  hereunder  shall  apply  whether  or  not  the  Merger  Agreement,  the  Merger  or any  action  described  herein  is  recommended  by  the  Company  Board  (or  any  committee  thereof).   ARTICLE  VI   MISCELLANEOUS   Section  6.1 Appraisal  Rights;  Claims.  (a)  To  the  extent  permitted  by  applicable  Law,  each  Stockholder  hereby  irrevocably  waives  and  agrees  not  to   exercise  any  rights  of  appraisal  or  rights  to  dissent from  the  Merger  and  the  other  transactions  contemplated  by  the  Merger  Agreement  that  such Stockholder  may  have  under  Section  262  of  the  DGCL  or  other  similar  Law.  (b)  Each  Stockholder  agrees  (on  its  own  behalf  and  on  behalf  of  its  successors-in-interest,  transferees  or  assignees)  to  forego  participation  as  a  plaintiff  or  member of  a  plaintiff  class  in  any  action  (including  any  class  action)  with  respect  to  any  claim,  direct, derivative  or  otherwise  relating  to  the  negotiation,  execution  or  delivery  of  the  Merger Agreement  or  the  consummation  of  the  Merger.  Section  6.2  Documentation  and  Information.  Each  Stockholder  (i)  consents  to and  authorizes  the  publication  and  disclosure  by  Parent  of  its  identity  and  holdings  of  the  Subject Shares  and  the  nature  of  such  Stockholder's  commitments,  arrangements  and  understandings under  this  Agreement,  in  any  press  release  or  any  other  disclosure  document  required  in connection  with  the  Merger  or  any  transactions  contemplated  by  the  Merger  Agreement,  and  (ii)  will  give  to  Parent,  as  promptly  as  practicable  after  such  Stockholder  receives  a  written request  therefor  from  Parent,  any  information  reasonably  related  to  the  foregoing  as  it  may reasonably  require  for  the  preparation  of  any  such  disclosure  documents.  Each  Stockholder  will notify  Parent,  as  promptly  as  practicable,  of  any  required  corrections  with  respect  to  any  written information  supplied  by  such  Stockholder  specifically  for  use  in  any  such  disclosure  document, if  and  to  the  extent  such  Stockholder  becomes  aware  that  any  such  information  has  become  false or  misleading  in  any  material  respect.  Each  Stockholder  agrees  not  to  issue  any  press  release  or make  any  other  public  statement  with  respect  to  this  Agreement,  the  Merger  Agreement  or  the transactions  contemplated  thereby  without  the  prior  written  consent  of  Parent,  except  for  filings required  under  the  Exchange  Act  or  such  publication  or  disclosure  as  may  be  required  by applicable  Law,  provided,  that,  to  the   extent  practicable,  Parent  shall  be  afforded  a  reasonable opportunity  to  review  and  comment  on  any  such  proposed  filing,  publication  or  disclosure.     7

Section  6.3  Further  Actions.   From  time  to  time,  at  the  reasonable  request  of Parent  and  without  further  consideration,  prior  to  the  termination  of  this  Agreement,  each Stockholder  shall  execute  and  deliver  such  additional  documents  and  instruments  and  take  all such  further  action  as  may  be  reasonably  required  to  consummate  and  make  effective,  as  soon  as reasonably  practicable,  the  transactions  contemplated  by  this  Agreement.  Prior  to  the  Effective Time,  the  Stockholder  shall  take  all  actions  necessary  to  ensure  that,  at  or  prior  to  the  Effective Time,  that  certain  Stockholders'  Agreement,  dated  as  of  January 30, 2015 (as  amended, modified,  supplemented  or  restated),  by  and  among  the  Company,  the  Stockholder  and  the  other Voting  Parties  (as  defined  therein),  shall  terminate  and  shall  be  of  no  further  force  and  effect thereafter.  Section  6.4  Amendments  and  Waivers.   Except  for  amendments  to  Schedule  I hereto  in  accordance  with  the  terms  of  this  Agreement,  this  Agreement  may  not  be  amended, modified  or  supplemented  in  any  manner,  whether  by  course  of  conduct  or  otherwise,  except  by an  instrument  in  writing  specifically  designated  as  an  amendment  hereto,  signed  on  behalf  of each  of  the  parties  hereto.   No  failure  on  the  part  of  any  party  to  exercise  any  power,  right, privilege  or  remedy  under  this  Agreement,  and  no  delay  on  the  part  of  any  party  in  exercising any  power,  right,  privilege  or  remedy  under  this  Agreement,  shall  operate  as  a  waiver  of  such power,  right,  privilege  or  remedy;  and  no  single  or  partial  exercise  of  any  such  power,  right, privilege  or  remedy  shall  preclude  any  other  or  further  exercise  thereof  or  of  any  other  power, right,  privilege  or  remedy.  Any  agreement  on  the  part  of  a  party  hereto  to  any  such  waiver  shall be  valid  only  if  set  forth  in  a  written  instrument  signed  on  behalf  of  such  party,  but  such  waiver or  failure  to  insist  on  strict  compliance  with  an  obligation,  covenant,  agreement  or  condition  shall not  operate  as  a  waiver  of,  or  estoppel  with  respect  to,  any  subsequent  or  other  failure.  Section  6.5  Counterparts.  This  Agreement  may  be  executed  in  any  number  of counterparts,  as  if  the  signatures  to  each  counterpart  were  upon  a  single  instrument,  and  all  such counterparts  together  shall  be  deemed  an  original  of  this  Agreement.  Facsimile  signatures  or signatures  received  as  a  pdf  attachment  to  electronic  mail  shall  be  treated  as  original  signatures for  all  purposes  of  this  Agreement.  Section  6.6  Applicable  Law;  Jurisdiction;  Waiver  of  Jury  Trial.  Each  party  to this  Agreement  (i)  irrevocably  and  unconditionally  submits  to  the  personal  jurisdiction  of  the federal  courts  of  the  United  States  of  America  located  in  the  State  of  Delaware  and  the  Court  of Chancery  of  the  State  of  Delaware,  (ii)  agrees  that  it  will  not  attempt  to  deny  or  defeat  such personal  jurisdiction  by  motion  or  other  request  for  leave  from  any  such  court,  (iii)  agrees  that any  actions  or  proceedings  arising  in  connection  with  this  Agreement  or  the  Transactions  shall  be brought,  tried  and  determined  only  in  the  Delaware  Court  of  Chancery  (or,  only  if  the  Delaware Court  of  Chancery  declines  to  accept  jurisdiction  over  a  particular  matter,  any  state  or  federal court  within  the  State  of  Delaware)  (the  "Chosen  Courts"),  (iv)  waives  any  claim  of  improper venue  or  any  claim  that  those  courts  are  an  inconvenient  forum  and  (v)  agrees  that  it  will  not bring  any  action  relating  to  this  Agreement  or  the  Transactions  in  any  court  other  than  the Chosen  Courts.  The  parties  to  this  Agreement  agree   that  mailing  of  process  or  other  papers  in connection  with  any  such  action  or  proceeding  in  the  manner  provided  in  Section  6.7  or  in  such other  manner  as  may  be  permitted  by  applicable  Law,  shall  be  valid,  effective  and  sufficient service  thereof.  EACH  PARTY  HERETO  HEREBY  WAIVES,  TO  THE  FULLEST  EXTENT PERMITTED  BY  APPLICABLE  LAW,  ANY  RIGHT  IT  MAY  HAVE  TO  A  TRIAL  BY  JURY    8  IN  RESPECT  OF  ANY  PROCEEDING  ARISING  OUT  OF  OR  RELATING  TO  THIS AGREEMENT,   THE   MERGER   OR  ANY  OTHER  TRANSACTION.    EACH  PARTY HERETO  (A)  CERTIFIES  THAT  NO  REPRESENTATIVE,  AGENT  OR  ATTORNEY  OF ANY  OTHER  PARTY  HAS  REPRESENTED,  EXPRESSLY  OR  OTHERWISE,  THAT  SUCH PARTY  WOULD  NOT,  IN  THE  EVENT  OF  ANY  PROCEEDING,  SEEK  TO  ENFORCE  THE FOREGOING   WAIVER   AND (B)  ACKNOWLEDGES   THAT   IT  AND   THE   OTHER PARTIES  HERETO  HAVE  BEEN  INDUCED  TO  ENTER  INTO  THIS  AGREEMENT  BY, AMONG  OTHER  THINGS,  THE  MUTUAL  WAIVER  AND  CERTIFICATIONS  IN  THIS  SECTION  6.6.  Section  6.7  Notices.  All   notices,   requests,   claims,   demands   and  other communications  under  this  Agreement  shall  be  in  writing  and  shall  be  given  (and  shall  be deemed  to  have  been  duly  given  upon  receipt)  by  delivery  by  hand,  by  confirmed  facsimile  or  by registered  or  certified  mail (postage  prepaid,  return  receipt  requested)  to  the  respective  parties  at the  following  addresses  (or  at  such  other  address  for  a  party  as  shall  be  specified  by  like  notice):   (a) if  to  any  Stockholder,  to:  Charles  B.  Wang  1600  Old  Country  Road Plainview,  NY  11803   (b) if  to  Parent,  to: WME  Entertainment  Parent,  LLC 9601  Wilshire  Boulevard,  3rd  Floor Beverly  Hills,  CA  90210  Fax:  310-246-3343  Attention:  Chief  Legal  Officer   With  a  copy  (which  shall  not  constitute  actual  or  constructive notice)  to:  Paul,  Weiss,  Rifkind,  Wharton  &  Garrison  LLP 1285  Avenue  of  the  Americas  New  York,  New  York  10019 Attention:  Justin  G.  Hamill Brian  C.  Lavin  Email:  jhami11@paulweiss.com   blavin@paulweiss.com  Section  6.8  Entire  Agreement.  This  Agreement  (including  the  documents  and the  instruments  referred  to  herein),  together  with  the  Merger  Agreement,  constitutes  the  entire agreement  among  the  parties  with  respect  to  the  subject  matter  hereof  and  supersedes  all  prior understandings,  both  written  and  oral,  among  the  parties.  Section  6.9  Assignment;  Third  Party  Beneficiaries.    Neither  this  Agreement nor  any  of  the  rights,  interests  or  obligations  under  this  Agreement  shall  be  assigned,  in  whole  or   9  in  part,  by  operation  of  law  or  otherwise  by  any  of  the  parties  without  the  prior  written  consent  of the  other  parties,  provided,  that  Parent  may  assign,  in  its  sole  discretion  and  at  any  time,  any   or all  of  their  respective  rights,  interests  and  obligations  under  this  Agreement   to  any  direct  or indirect  Affiliate  of  Parent  without  the  consent  of  any  other  party  hereto,  but  no  such  assignment shall  relieve  Parent  of  any  of  its  obligations  under  this  Agreement.   Any  purported  assignment without  such  consent  shall  be  void.   Subject  to  the  preceding  sentences,  this  Agreement  will  be binding  upon,  inure  to  the  benefit  of,  and  be  enforceable  by,  the  parties  and  their  respective successors  and  assigns.   This  Agreement  (including  the  documents  and  instruments  referred  to herein)  is  not  intended  to  and  does  not  confer  upon  any  Person  any  rights  or  remedies  hereunder.  Section  6.10   Severability.   If  any  team  or  other  provision  of  this  Agreement  is invalid,  illegal  or  incapable  of  being  enforced  by  any  rule  or  law,  or  public  policy,  all  other conditions  and  provisions  of  this  Agreement  shall  nevertheless  remain  in  full  force  and  effect  so long  as  the  economic  or  legal  substance  of  the  transactions  contemplated  hereby  is  not  affected in  any  manner  materially  adverse  to  any   party.  Upon  such  determination  that  any  term  or  other provision  is  invalid,  illegal  or  incapable  of  being  enforced,  the  parties  hereto  shall  negotiate  in good  faith  to  modify  this  Agreement  so  as  to  effect  the  original  intent  of  the  parties  as  closely   as possible  in  an  acceptable  manner  to  the  end  that  transactions  contemplated  hereby  are  fulfilled  to the  extent  possible.  Section  6.11    Specific  Performance.   The  parties  to  this  Agreement  agree  that irreparable  damage  would  occur  if  any  of  the  provisions  of  this  Agreement  were  not  performed in  accordance  with  its  specific  terms  or  were  otherwise  breached  and  that  monetary  damages, even  if  available,  would  not  be  an  adequate  remedy  therefor.  it  is  accordingly  agreed  that  the parties  to  this  Agreement  shall  be  entitled  to  seek  an  injunction  or  injunctions  to  prevent breaches  of  this  Agreement  and  to  enforce  specifically  the  terms  and  provisions  of  this Agreement  in  the  Chosen  Courts,  this   being  in  addition  to  any  other  remedy  at  law  or  in  equity, and  the  parties  to  this  Agreement  shall  not  be  required  to  prove  actual  damages.  Section  6.12   Fees  and  Expenses.  Except  as  otherwise  provided  herein,  whether or  not  the  Merger  is  consummated,  all  costs  and  expenses  incurred  in  connection  with  this Agreement  and  the  transactions  contemplated  hereby  shall  be  paid  by  the  party  incurring  such costs  and  expenses.  Section  6.13    Ownership  Interest.  Nothing  contained  in  this  Agreement  shall  be deemed  to  vest  in  Parent  any  direct  or  indirect  ownership  or  incidence  of  ownership  of  or  with respect  to  any  Subject  Shares.  All  rights,  ownership  and  economic  benefits  of  and  relating  to  the Subject  Shares  shall  remain  vested  in  and  belong  to  the  Stockholders,  and  Parent  shall  have  no authority  to  direct  the  Stockholders  in  the  voting  or  disposition  of  any  of  the  Subject  Shares, except  as  otherwise  provided  in  this  Agreement.  Section  6.14    Capacity.    The  Stockholder  signs  this  Agreement  solely  in  the Stockholder's  capacity  as  a  stockholder  of  the  Company,  and  not  in  the  Stockholder's  capacity  as a  director  or  officer  of  the  Company.  Notwithstanding  anything  herein  to  the  contrary,  nothing herein  shall  in  any  way  restrict  a  director  or  officer  of  the  Company  in  the  taking  of  any  actions (or  failure  to  act)  in  his  or  her  capacity  as  a  director  or  officer  of  the  Company,  or  in  the  exercise of  his  or  her  fiduciary  duties  as  a  director  or  officer  of  the  Company,  or  prevent  or  be  construed    10  to  create  any  obligation  on  the  part  of  any  director  or  officer  of  the  Company  from  taking  any action  in  his  or  her  capacity  as  such  director  or  officer,  and  no  action  taken  in  any  such  capacity as  an  officer  or  director  of  the  Company  shall  be  deemed  to  constitute  a  breach  of  this Agreement.  Section  6.15   Non-Recourse.  This  Agreement  may  only  be  enforced  against,  and any  claim  or  clause  of  action  based  upon,  arising  out  of,  or  related  to  this  Agreement  may  only be  brought  against  the  entities  that  are  expressly  named  as  parties  hereto  and  then  only  with respect  to  the  specific  obligations  set  forth  herein   with  respect  to  such  party.   No  Person  shall have  any  liability  for  any  obligations  or  liabilities  of  any  party  hereto  under  this  Agreement  or for  any  claim  (whether  in  tort,  contract  or  otherwise)  based  on,  in  respect  of,  or  by  reason  of,  the transactions  contemplated  hereby  or  in  respect  of  any  oral  representations  made  or  alleged  to  be made  in  connection  herewith.  Section  6.16   Obligations  Several.   The  obligations  of  the  Stockholders  under this  Agreement  shall  be  several  and  not  joint  and  several.  [Signature  Page  Follows] 11  IN  WITNESS  WHEREOF,  Parent  and  the  Stockholders  have  caused  this Agreement  to  be  duly  executed  as  of  the  day  and  year  first  above  written.   WME  ENTERTAINMENT  PARENT,  LLC   By:  /s/  Jason  Lublin  Title: Chief  Financial  Officer [Signature  Page  to  Support  Agreement]  Exhibit  A   Subject  Shares   Stockholder Number  of  Subject  Shares Charles  B.  Wang 14,736,007